Exhibit 99.1

Release:            Immediate         May 14, 2018

Canadian Pacific announces US$500 million debt offering

CALGARY, AB – Canadian Pacific Railway Limited (“CP”) (TSX:CP)(NYSE:CP) announces that its wholly-owned subsidiary, Canadian Pacific Railway Company, is issuing US$500 million of 4.000% Notes due 2028.

The transaction is expected to close on May 16, 2018, subject to the satisfaction of customary closing conditions.

The net proceeds from this offering will be used primarily for the reduction and refinancing of outstanding indebtedness and for general corporate purposes. Until utilized for such purposes, the net proceeds may be invested in short term investment grade securities or bank deposits.

The joint book-running managers of the debt offering are Morgan Stanley & Co. LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC.

The offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). Copies of these documents may be obtained without charge from the SEC at www.sec.gov. Alternatively, you may request copies of the prospectus supplement and the accompanying prospectus for the offering by contacting Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, telephone: 1-866-718-1649; Barclays Capital Inc., Attn: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-888-603-5847; and Wells Fargo Securities, LLC, Attn: WFS Customer Service, 608 2nd Avenue South, Minneapolis, MN 55402, telephone: 1-800-645-3751.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities, in Canada or in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Under the terms of the offering, the underwriters have agreed not to offer or sell these securities in Canada or to any resident of Canada.

Forward Looking Statement

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to the intended use of proceeds from the offering including the reduction and refinancing of outstanding indebtedness and the timing and completion of the proposed debt offering. This forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP’s forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: the inability to complete the debt financing in a timely manner or at all due to, among other reasons, the conditions to closing not being met; changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Item 1A—Risk Factors” and “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Information” in CP’s annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise.    CP-IR

Contacts:

Media

Jeremy Berry

403-319-6227

Jeremy_berry@cpr.ca

Alert_MediaRelations@cpr.ca

Investment Community

Maeghan Albiston

403-319-3591

investor@cpr.ca